OMNIBUS AMENDMENT

         This OMNIBUS AMENDMENT dated as of December 18, 1997 is between SmithKline Beecham Corporation, a Pennsylvania corporation ("SBC"), SmithKline Beecham Inc., a Canadian corporation (successor by merger to SmithKline Beecham Pharma Inc., a Canadian corporation) ("SBI"), SmithKline Beecham Properties, Inc., a Delaware corporation ("SB Properties") and SmithKline Beecham Inter-American Corporation, a Delaware corporation ("IAC") (collectively SBC, SBI, SB Properties and IAC are referred to herein as the "Vendor") and Connetics Corporation (formerly Connective Therapeutics, Inc.), a Delaware corporation (the "Company").


                                    RECITALS

         A. The Company and Vendor entered into an Asset Purchase Agreement dated December 2, 1996 (the "Asset Purchase Agreement") pursuant to which the Company acquired from Vendor on December 31, 1996 all rights to Ridaura(R), a pharmaceutical product;

         B. In connection with such transaction, the Company and SB Properties entered into a Stock Issuance Agreement dated December 31, 1996 (the "Equity Agreement") and the Company issued to SBC a Secured Promissory Note dated December 31, 1996, which was amended on November 11, 1997 (the "Note"); and

         C. The Company and Vendor wish to make certain changes to the obligations contained in the Equity Agreement and the Note.

         NOW THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1

                         AMENDMENTS TO EQUITY AGREEMENT
                          AND ASSET PURCHASE AGREEMENT

         1.1 Second Closing Date for Share Issuance. Pursuant to Section 2.2(b) of the Equity Agreement, the Company and SB Properties hereby agree that the Second Closing Date (as defined in the Equity Agreement) shall be April 1, 1998, or such other date as the Company and SB Properties may agree in writing.

         1.2 Value of SB Properties' Investment in the Company. Section 2.1(b) and Section 2.1(c) of the Equity Agreement are hereby amended in their entirety to read as follows:

                  (b) Adjustments on Second Closing Date.

                            (i) Second Issuance.  If on the Second Closing Date,
                  the aggregate market value of the Initial Issuance Shares is less than $8,000,000 (based upon the average daily closing price per share for the Company's Common Stock for the twenty
                  (20) trading days  immediately



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                  preceding (but not including) the third trading day before the
                  Second Closing Date, as reported on the NASDAQ Stock Market), then the Company shall issue that number of additional shares of its Common Stock (the "Second Issuance Shares") sufficient to bring such aggregate market value of the Shares to $8,000,000. Such issuance shall be referred to hereinafter as the "Second Issuance."

                            (ii) Redemption of Shares.  If on the Second Closing
                  Date, the aggregate market value of the Initial Issuance Shares is greater than $8,000,000 (based upon the average daily closing price per share for the Company's Common Stock for the twenty (20) trading days immediately preceding (but not including) the third trading day before the Second Closing Date, as reported on the NASDAQ Stock Market), then the Company shall have the right, but not the obligation, to redeem from SB at a price of $0.01 per share that number of the Initial Issuance Shares sufficient to reduce such aggregate market value of the remaining Initial Issuance Shares to $8,000,000. If the Company exercises such right, the Company shall deliver to SB at the Second Closing by check or wire transfer the aggregate redemption price for the excess portion of the Initial Issuance Shares, and SB will deliver for cancellation the stock certificate representing the original Initial Issuance Shares (which the Company will replace as soon as practicable thereafter with a stock certificate representing the remaining portion of the Initial Issuance Shares after the redemption set forth above).

                            (iii) Other  Valuations.  In the event that  neither
                  Section 2.1(b)(i) nor Section 2.1(b)(ii) is applicable, then there shall be no Second Issuance nor any redemption of the Initial Issuance Shares at the Second Closing.

                  (c) Limitation on Second Issuance Shares. In all events the sum of the Initial Issuance Shares and the Second Issuance Shares (if any) shall be not greater than 1,675,512 shares, which the Company represents and warrants is 19.9% of the outstanding Common Stock of the Company on December 31, 1996 (prior to the issuance of the Initial Issuance Shares). In the event that such sum of the Shares would otherwise be greater than 1,675,512 shares, then the Second Issuance Shares shall be reduced until such sum of the Shares is equal to 1,675,512 shares. The dollar value of the excess portion of the Second Issuance Shares that could not be issued on the Second Closing Date due to this subsection (based upon the average daily closing price per share for Purchaser's Common Stock for the twenty (20) trading days immediately preceding (but not including) the third trading day before the Second Closing Date, as reported on the NASDAQ Stock Market) shall be defined as the "Excess Amount".

         1.3 Amendment to Deferred Purchase Price. In the event that Section 2.1(c) of the Equity Agreement (as amended by this Omnibus Amendment) results in a reduction in the

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number of shares  otherwise  issuable to SB Properties,  then Section 4.2 of the
Asset Purchase Agreement shall automatically be amended in its entirety to read as follows:

                            4.2 Deferred Purchase Price. From and after the Time
                  of Closing, Purchaser shall pay to SB Properties an amount equal to 8% of net sales of the Products (or any other product in which auranofin is an active ingredient) by Purchaser or its Affiliates or any successor, assignee, licensee or distributor of Purchaser. For purposes of this Section 4.2, net sales shall be determined as described in Schedule 4.2. Such deferred payments shall accrue (without interest) commencing from the Time of Closing through December 31, 1998. Commencing January 1, 1999 such deferred payments shall be paid quarterly in arrears not later than 30 days after the end of each calendar quarter. During 1999 concurrently with each such quarterly payment, Purchaser shall also pay SB Properties one-fourth of the accrued payment with respect to the two year period ending December 31, 1998. Purchaser's obligation with respect to deferred payments (exclusive of any late charge for failure to make such payments when due and payable) shall be limited to $6 million plus the Excess Amount (as defined in Section 2.1(c) of the Equity Agreement). Vendor agrees and acknowledges that the deferred payments under this Section 4.2 are contingent on net sales. Purchaser makes no representation or warranty regarding the aggregate amount that may be due as deferred payments.


                                    ARTICLE 2

                            PAYMENTS OWING TO VENDOR

         2.1 Amendment to Secured Promissory Note. Section 2 of the Note is hereby amended to read in its entirety as follows:

                  "Maker promises to make payments of principal under this Note on the following dates (each a "Payment Date"):

                          April 1, 1998     $1,000,000
                          October 1, 1998   $1,000,000
                          January 4, 1999   $4,000,000
                          January 7, 1999   $5,000,000

                  On April 1, 1998 in addition to the payment of principal set forth above, the Maker shall pay interest on all principal amounts outstanding under the Note (except for the $5,000,00 principal amount due January 7, 1999) for the period from January 1, 1998 through March 31, 1998 at the Interest Rate (as defined below), calculated on the basis of actual days and a 360-day year. On each subsequent Payment Date in addition to the payment of principal set forth above for such Payment Date, the Maker

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         shall pay the Payee interest on all principal amounts outstanding under the Note (except for the $5,000,00 principal amount due January 7, 1999) for the period from the immediately prior Payment Date through the day preceding the current Payment Date calculated on the basis actual days and a 360-day year. The "Interest Rate" shall be equal to sum of (a) the prime rate as publicly announced by Citibank NA from time to time plus 2%."

         2.2 Additional Payment to Vendor. In consideration of the amendments to the Equity Agreement and the Note made herein, the Company shall pay to SB Properties the amount of $1,000,000. Such payment shall be made and satisfied by the delivery by the Company on or before December 31, 1997 of a wire transfer of funds to a bank account(s) designated by SB Properties.


                                    ARTICLE 3

                                  MISCELLANEOUS

         Except as set forth in this Omnibus Amendment, the provisions of the Equity Agreement, the Asset Purchase Agreement and the Note shall continue in effect without change. This Omnibus Amendment may be executed in counterparts.

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         IN WITNESS  WHEREOF this  Omnibus  Amendment  has been  executed by the parties hereto as of the date first above written.


                                             SMITHKLINE BEECHAM CORPORATION


                                             By: :  /s/ Donald Parman
                                                  ------------------------------
                                             Title:  Secretary


                                             SMITHKLINE BEECHAM PROPERTIES, INC.


                                             By: :  /s/ Donald Parman
                                                  ------------------------------
                                             Title:  Vice President


                                             SMITHKLINE BEECHAM INC.


                                             By: :  /s/ Donald Parman
                                                  ------------------------------
                                             Title:  Attorney


                                             SMITHKLINE BEECHAM INTER-AMERICAN
                                             CORPORATION


                                             By:  /s/ Donald Parman
                                                  ------------------------------
                                             Title:  Vice President


                                             CONNETICS CORPORATION


                                             By:  /s/ Thomas G. Wiggans
                                                  ------------------------------
                                             Title:  President and Chief
                                             Executive Officer

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         The  undersigned  lenders of the Company hereby consent to this Omnibus
Amendment as of the date first above written.


                                             SILICON VALLEY BANK



                                             By: /s/ Silicon Valley Bank
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             MMC/GATX PARTNERSHIP NO. 1



                                             By: /s/ MMC/GATX Partnership No. 1
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

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